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                                                                      EXHIBIT 11

                       LANDRY'S SEAFOOD RESTAURANTS, INC.

         STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE--DILUTED

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
                                                Year Ended December 31,
                                           -----------------------------------
                                              1999        1998        1997
                                           ----------- ----------  -----------
Net Income (Loss)......................... $15,375,733 $ (329,578) $27,430,044
                                           =========== ==========  ===========
Weighted Average Common Shares
 Outstanding..............................  26,675,000 29,400,000   25,518,000
Common Stock Equivalents--Stock Options...     350,000    500,000    1,082,000
                                           ----------- ----------  -----------
Weighted Average Common and Common
 Equivalent Shares Outstanding--
 (Diluted)................................  27,025,000 29,900,000   26,600,000
                                           =========== ==========  ===========
Net Income (Loss) Per Share--(Diluted).... $      0.57 $    (0.01) $      1.03
                                           =========== ==========  ===========
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